MOI SOLICITORS
McCULLOUGH O'CONNOR IRWIN LLP

October 18, 2010

David Gunasekera
Direct Line: 604-646-3325
E-mail: dgunasekera@moisolicitors.com

Rare Element Resources Ltd.
Board of Directors
Suite 410 – 325 Howe Street
Vancouver, BC V6C 1Z7

Dear Sirs:

Re: Rare Element Resources Ltd. – 2002 Incentive Share Option Plan

We have acted as Canadian counsel to Rare Element Resources Ltd. (the "**Corporation**"), a corporation incorporated under the laws of British Columbia, with respect to certain legal matters relating to the Registration Statement on Form S-8 (the "**Registration Statement**") filed by the Corporation with the U.S. Securities and Exchange Commission (the "**Commission**") under the Securities Act of 1933, as amended (the "**Securities Act**"), for the purpose of registering under the Securities Act an aggregate of 5,779,347 common shares of the Corporation, without par value (the "**Additional Shares**"), issuable under the Corporation's 2002 Incentive Share Option Plan, as amended (the "**Plan**").

In order to render our opinions, we have examined and are relying on originals or copies of the following documents:

(a) the Registration Statement;

(b) a certificate of an officer of the Corporation dated the date hereof certifying certain factual matters including:

   (i) the articles of the Corporation;

   (ii) resolutions of the board of directors of the Corporation authorizing, among other things, the Plan and the issue of Additional Shares on the exercise of option, granted under the Plan;

   (iii) the resolution of the shareholders of the Corporation approving the amendment to the Plan; and

(c) a certificate of compliance dated the date hereof, issued under the *Business Corporations Act* (British Columbia) in respect of the Corporation.

We have considered such questions of law and examined such statutes and regulations of the Province of British Columbia and of Canada applicable therein as they exist on the date hereof, as we considered necessary or relevant as a basis for our opinions.

The opinions expressed herein are limited to the statutes and regulations of the Province of British Columbia and of Canada applicable therein having the force of law on the date hereof (collectively, "**B.C. Law**").

We assume no obligation to revise or supplement this opinion should B.C. Law change subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts after the date hereof.

As a basis for our opinions, we have made the following assumptions and have relied upon the following:

(a) the Additional Shares will be issued and sold only in accordance with the terms of the Plan;

(b) all signatures on documents submitted to us are genuine, all documents submitted to us as originals are authentic and complete, and all documents submitted to us as copies conform to authentic and complete original documents;

(c) none of the documents, originals or copies of which we have examined, has been amended, supplemented or revoked; and

(d) all relevant individuals had full legal capacity at all relevant time

We have relied upon the certificates and other documents referred to above with respect to the accuracy of the factual matters contained therein and we have not performed any independent check or verification of such factual matters.

When our opinion refers to Additional Shares of the Corporation as being "fully-paid and non-assessable", we express no opinion as to the sufficiency of the consideration received by the Corporation therefor.

On the basis of the foregoing and subject to the qualifications and limitations hereinafter expressed, we are of the opinion that when the Additional Shares have been issued on the exercise in accordance with the Plan of stock options duly granted, vested, and exercisable under the Plan, and subject to receipt by the Corporation of the full exercise price therefor in accordance with the provisions of the Plan and the respective terms of the grant of such stock options, the Additional Shares will be issued as fully-paid and non-assessable common shares of the Corporation.

This opinion letter has been prepared to be filed by the Corporation as an exhibit to the Registration Statement and must not be quoted from or referred to in any other documents without our prior written consent. The opinions hereinbefore expressed are given and effective as of the date hereof and we assume no obligation to advise you of any factual or legal developments in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to be named in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the Commission thereunder.

Yours truly,

McCULLOUGH O'CONNOR IRWIN LLP

David Gunasekera

DG/kv

Enclosures